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Exhibit 10.1

CONFIDENTIAL VOLUNTARY SEPARATION AGREEMENT

This Confidential Voluntary Separation Agreement ("Agreement") is made by and between Rod Erin ("Employee") and Atmel Corporation (the "Company") (collectively referred to as the "Parties" or individually referred to as a "Party").

RECITALS

Employee announced his intention to retire from the Company, and, in connection therewith, voluntarily resigned from his office as Vice President, RFA, Non-Volatile Memory Segments and Aerospace Products, effective March 24, 2011.

The Parties have agreed that Employee will remain a non-executive employee until August 18, 2011, or such other date as the Parties mutually agree.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

        1. Resignation as Executive Officer, Transition Period and Termination of Employment.

  a.
  Effective March 24, 2011, Employee resigned from his office as Vice President, RFA, Non-Volatile Memory Segments and Aerospace Products, and the Company accepted such resignation. Notwithstanding Employee's resignation of his position as an officer of the Company, Employee shall remain a full-time, non-executive employee of the Company from March 24, 2011 until August 18, 2011, or such other date as the Parties may mutually agree by written communication (such period being referred to as the "Transition Period"). The last day of the Transition Period shall be referred to as the "Separation Date," which shall mean August 18, 2011 (unless a written communication signed by each Party shall have been delivered prior to such date, as contemplated by the preceding sentence).

  b.
  During the Transition Period, Employee shall provide assistance, consultation and transitional services as reasonably requested by the Company's Chief Executive Officer.

  c.
  Effective on the Separation Date, Employee's employment relationship with the Company will terminate. Except as provided in this Agreement, all compensation, benefits and perquisites of employment will cease as of the Separation Date.

        2. Consideration, Salary and Benefits.

  a.
  During the Transition Period, Employee shall continue to receive the base pay and benefits to which he was entitled as of March 24, 2011 (except that Employee shall be entitled to participate, pro rata to reflect the number of days for which he was employed in 2011, in the Executive Incentive Plan the Board adopts for calendar year 2011; notwithstanding the prior clause, Employee shall not participate in any other incentive plans or programs that the Board determines to adopt during 2011, including any successor, if any, to the Challenge 15 Program (as defined below)).

Atmel Corporation • 2325 Orchard Parkway • San Jose • CA 95131 • USA
Tel: 1 (408) 441-0311 • Fax: 1 (408) 436-4200 • www.atmel.com

  b.
  During the Transition Period, all of Employee's time-based equity awards shall continue to vest according to the vesting schedules set forth in the applicable award agreements. All vesting of time-based equity awards shall terminate from and after the Separation Date, and any equity awards not vested on or before the Separation Date shall be cancelled in accordance with the terms of the Company's equity incentive plans and Employee's award agreements.

  c.
  During the period from July 2, 2011 until the Separation Date, Employee shall use any and all accrued, but unpaid, vacation days to which he is entitled. If on the Separation Date, Employee has additional accrued but unpaid vacation days, he shall receive full payment for such vacation days at the time he receives his final paycheck.

  d.
  If the Company's Board of Directors determines that Employee, while still an active employee, has "earned" any performance-based equity award granted under the terms and conditions of the Challenge 15 Performance Stock Program (the "Challenge 15 Program"), as in effect on March 24, 2011, Employee shall receive such "earned" (or vested) Challenge 15 Program award regardless of whether he remains employed by the Company on the date the Challenge 15 Program award is actually paid to other similarly situated senior executive officers of the Company.

  e.
  If (i) Employee executes on the Separation Date the form of release attached hereto as Exhibit A, and (ii) does not revoke that further release during the 7-day revocation period described therein, in addition to the other consideration provided in this Agreement, the Company agrees to extend to February 15, 2012 Employee's post-termination exercise period for any stock options vested on or prior to the Separation Date. Except as provided in this Section 2 (e), Employee agrees that all his outstanding equity awards shall continue to be governed by the applicable Company equity incentive plans and his award agreements.

  f.
  Employee understands and agrees that the salary and other benefits outlined in Sections 2(a)-2(e) constitute the total consideration he will receive in connection with his employment during the Transition Period, the termination of his employment, and the releases of claims described in this Agreement. Employee represents and warrants that he is separating from the Company voluntarily and disclaims any entitlement to additional or different severance, compensation or benefits under the Atmel Corporation Change of Control and Severance Plan, or any other incentive or severance plan, agreement (written or oral), or course of conduct with the Company.

        3. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the "Releasees"). Employee, on his own behalf and on behalf of his heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and Including the Effective Date of this Agreement (as defined in Section 11 below), including, without limitation:

  a.
  any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

  b.
  any and all claims for breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; unjust enrichment and promissory estoppel;

  c.
  any and all claims based on tort, including negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

  d.
  any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

  e.
  any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; and disability benefits;

  f.
  any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the National Labor Relations Act, the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code and applicable IWC Wage Order; the California Fair Employment and Housing Act; the Colorado Anti-Discrimination Act; and the Colorado Wage Claim Act;

  g.
  any and all claims for violation of the federal or any state constitution;

  h.
  any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

  i.
  any and all obligations for attorneys' fees incurred in regard to the above claims (all claims listed in this Section 3 referred to collectively as "Released Claims").

Employee agrees that the release set forth in this Section 3 shall be and remain in effect in all respects as a complete general release as to the matters released. Released Claims shall not include (i) any claims based on obligations created by or reaffirmed in this Release; (ii) any claims that by law cannot be released, including without limitation Employee's right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment against the Company (with the understanding that Employee's release of claims herein bars Employee from recovering such monetary relief from the Company), and any challenge to the validity of Employee's release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this Agreement; and (iii) any contractual and statutory rights to be indemnified for work performed as an employee and executive officer of the Company.

        4. Acknowledgment of Waiver of Claims under ADEA. This Section 4 of the Agreement shall apply only to the extent Employee is subject to the Age Discrimination in Employment Act of 1967 (the "ADEA"). Employee understands and acknowledges that he is waiving and releasing any rights he may have under the ADEA, and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this

Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the twenty-one (21) day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

        5. California Civil Code Section 1542. Employee understands and agrees that the Released Claims include not only claims presently known to him, but also all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Released Claims. Employee understands that he may hereafter discover facts different from what he now believes to be true, which if known, could have materially affected this Agreement, but he nevertheless waives any claims or rights based on different or additional facts. Employee knowingly and voluntarily waives any and all rights or benefits that he may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee further waives any and all rights or benefits of any similar provision of the laws of any other jurisdiction to the full extent that he may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement.

        6. Non-disparagement. Employee agrees that he will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of the Company or any of the other Releasees.

        7. Non-Solicitation. Employee shall not solicit any employee of the Company for employment (including as an independent contractor) other than at the Company for a period of twelve (12) months following the Separation Date.

        8. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

        9. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company's Chief Executive Officer or other duly-authorized officer of the Company.

        10. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State and Federal courts in Santa Clara County, California.

        11. Effective Date. This Agreement will become effective on the date it has been signed by both Parties (the "Effective Date"). Notwithstanding the foregoing, in the event Employee is subject to the ADEA, each Party has seven (7) days after that Party signs this Agreement to revoke it and this Agreement will become effective on the eighth (8th) day after Employee signed this Agreement (which will be deemed the Effective Date), so long as it has been signed by the Parties and has not been revoked by either Party before that date.

        12. Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

  a.
  he has read this Agreement;

  b.
  he has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement;

  c.
  he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

  d.
  he understands the terms and consequences of this Agreement and of the releases it contains; and

  e.
  he is fully aware of the legal and binding effect of this Agreement.

        13. Confidentiality and Return of Company Property.

  a.
  Confidential Separation Information. Except for the disclosure reflected in the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 28, 2011, and such other reports, proxy statements or other documents as the Company is required to file with the Securities and Exchange Commission reflecting Employee's position as an executive officer and Section 16(a) officer of the Company prior to the Transition Period, Employee agrees that the terms and conditions of this Agreement, as well as the discussions that led to the terms and conditions of this Agreement (collectively referred to as the "Confidential Separation Information"), are intended to remain confidential between the Company and Employee. Employee further agrees that he will not disclose the Confidential Separation Information to any other persons, except that Employee may disclose such information to his immediate family members and to his attorney(s) and accountant(s), if any, to the extent needed for legal advice or income tax reporting purposes. When releasing this information to any such person, Employee shall advise the person receiving the information of its confidential nature. Neither Employee, nor anyone to whom the Confidential Separation Information has been disclosed, will respond to, or in any way participate in or contribute to, any public discussion, notice or other publicity concerning the Confidential Separation Information. Without limiting the generality of the foregoing, Employee specifically agrees that neither he, his immediate family, his attorney nor his accountant, if any, shall disclose the Confidential Separation Information to any current, former or prospective employee of the Company. Nothing in this Section will preclude Employee from disclosing information required in response to a subpoena duly issued by a court of law or a government agency having jurisdiction or power to compel such disclosure, or from giving full, truthful and cooperative answers in response to a duly-issued subpoena.

  b.
  Confidential and Proprietary Information. Employee also agrees that he will not use, remove from the Company's premises, make unauthorized copies of or disclose any confidential or proprietary information of the Company or any affiliated or related entities, including but not limited to, their trade secrets, copyrighted Information, customer lists, any information encompassed in any research and development, reports, work in progress, drawings, software, computer files or models, designs, plans, proposals, marketing and sales programs, financial projections, and all concepts or ideas, materials or information related to the business or sales of the Company and any affiliated or related entities that has not previously been released to the public by an authorized representative of those companies.

  c.
  Continuing Obligations. Employee has signed an Atmel Corporation Proprietary Information Agreement ("Proprietary Information Agreement"), attached hereto as Exhibit B, and understands that certain terms and conditions of that agreement survive the termination of Employee's employment. As such, Employee agrees to comply with the continuing obligations set forth in the surviving provisions of the Proprietary Information Agreement.

  d.
  Return of Company Property. By signing this Agreement, Employee agrees that on or before the Separation Date, he will return to the Company all Company property, including all confidential and proprietary information, as described in Section 13(b) above, and all materials and documents containing trade secrets and copyrighted materials, including all copies and excerpts of the same.

        14. Counterparts. This Agreement may be executed in counterparts, and by facsimile or electronic transmission in portable document format (or equivalent document-scanning format) ("pdf"), and each counterpart and facsimile or pdf signature page shall have the same force and effect as an original, and shall constitute an effective, binding agreement by each of the Parties.

        15. Construction. This Agreement embodies the terms of a settlement arrived at through voluntary negotiation between the Parties, and both have had the opportunity to review this Agreement with their respective legal counsel and other advisors. Accordingly, the language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not for or against either of the Parties.

        16. Binding On Parties And Representatives. This Agreement shall be binding upon Employee, and upon his spouse, heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Company and to the Releasees, and each of them, and to their respective administrators, representatives, executors, successors and assigns.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below:

ROD ERIN, an individual
Dated:	4/4/11	/s/ ROD ERIN
ROD ERIN
ATMEL CORPORATION
Dated:	4/7/11	By:	/s/ STEVEN LAUB

STEVEN LAUB PRESIDENT AND CHIEF EXECUTIVE OFFICER

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  Exhibit 10.1
CONFIDENTIAL VOLUNTARY SEPARATION AGREEMENT
RECITALS